UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

August 8, 2013
Date of Report (Date of earliest event reported)

Amyris, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0001-34885	55-0856121
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100
Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On August 8, 2013, Amyris, Inc. (the “Company”) entered into that certain Securities Purchase Agreement, dated as of August 8, 2013 (the “SPA”), for the sale of senior convertible promissory notes (the “Notes”) to Maxwell (Mauritius) Pte Ltd (“Maxwell”) and Total Energies Nouvelles Activités USA (f.k.a. Total Gas & Power USA, SAS) (“Total”, and together with Maxwell, the “Purchasers”), each of whom are existing stockholders of the Company.  The SPA contemplates the sale of up to an aggregate of $73.1 million in principal amount of the Notes in a private placement (the “Private Placement”) exempt from registration under the Securities Act of 1933, as amended (the “Act”), in an initial tranche of $42.7 million in aggregate principal amount and a second tranche of $30.5 million in aggregate principal amount, each as described below.

The issuance of the initial tranche is contemplated to occur following stockholder approval at a special meeting of the Company’s stockholders, which the Company expects to take place in September.  The issuance of the second tranche is contemplated to occur at the option of the Company at any time up to 24 months after the date of the SPA and following the satisfaction of certain closing conditions, including stockholder approval.

Under the SPA, subject to the Company’s satisfaction of closing conditions, Maxwell agreed to purchase $35 million in principal amount of the Notes in the initial tranche, and, at the Company’s election, up to $25 million in principal amount of the Notes in the second tranche.  Total exercised certain existing pro rata rights to acquire the lesser of $7.7 million and its actual pro rata share in the initial tranche and up to the lesser of $5.5 million and its actual pro rata share in the second tranche.  As contemplated by an existing agreement between Total and the Company, Total will be permitted to exercise its pro rata rights by cancelling up to $13.1 million of the principal amount of certain outstanding convertible promissory notes held by Total.

The closing conditions for the initial tranche of up to $42.7 million in principal amount of Notes (the “Tranche I Notes”) include, in addition to customary closing conditions, the following requirements:

•	The Company obtains stockholder approval for the Private Placement in accordance with the rules of The NASDAQ Stock Market (“NASDAQ”);
•
Unless Total shall have previously released all security interests it holds with respect to the Company’s intellectual property, Total, Maxwell and the Company shall have reached an agreement whereby Maxwell shall be given a shared security interest with Total in the Company’s intellectual property;

•
The Company issues a warrant to Maxwell to purchase 1,000,000 shares of Common Stock at an exercise price of $0.01 per share, exercisable only if Total converts existing promissory notes with a certain per share conversion price; and

•	The Purchasers have obtained any approval required by relevant competition authorities.

Additional closing conditions for the second tranche of up to $30.5 million in principal amount of additional Notes (the “Tranche II Notes”), which may be issued up to 24 months from the date of the SPA, include requirements that prior to any issuance of the Tranche II Notes: (i) the Company obtains stockholder approval for the Private Placement, (ii) a specified Company manufacturing plant has achieved total production of 750,000 liters within a run period of 45 days, (iii) the current chief executive officer or an individual approved by a majority of the Purchasers remains chief executive officer of the Company, (iv) there is no material adverse change in the Company’s business, and (v) all security interests held by the Purchasers in the Company’s intellectual property shall have been released in full.

The SPA requires the Company to obtain the consent of a majority of the Purchasers before (i) completing any change-of-control transaction, or (ii) purchasing assets in one transaction or a series of related transactions in an amount greater than $20 million, in each case while the Notes are outstanding.  Also under the SPA, the Company agreed to provide the Purchasers with pro rata rights under which they could cancel up to the full amount outstanding Notes to pay for equity securities if the Company raises additional financing during the term of the Notes.

Terms of the Tranche I Notes

The Tranche I Notes will be due sixty months from the date of issuance and will be convertible into Common Stock at a conversion price equal to $2.44, which represents a 15% discount to a trailing 60-day weighted-average closing price of the Common Stock on NASDAQ through August 7, 2013, subject to adjustment as described below.  Specifically, the Tranche I Notes are convertible at the option of the holder (i) at any time after 18 months from the date of the SPA, (ii) on a change of control of the Company, and (iii) upon the occurrence of an event of default.  The conversion price of the Tranche I Notes shall be reduced to $2.15 if either (a) a specified Company manufacturing plant fails to achieve a total production of 1,000,000 liters within a run period of 45 days prior to June 30, 2014, or the Company fails to achieve gross margins from product sales of at least 5% prior to July 31, 2014, or (b) the Company reduces the conversion price of certain existing promissory notes held by Total prior to the repayment or conversion of the Tranche I Notes; provided, however, that if both of the conditions described in clauses (a) and (b) occur the conversion price of the Tranche I Notes shall be reduced to $1.87.  Each Tranche I Note will accrue interest from the date of issuance until the earlier of the date that such Tranche I Note is converted into Common Stock or repaid in full.  Interest will accrue at a rate per six months equal to 5.00%, compounded semiannually (with graduated interest rates of 6.5% applicable to the first 180 days and 8% applicable thereafter as the sole remedy should the Company fail to maintain NASDAQ listing status or at 6.5% for all other defaults).  Interest for the first 30 months shall be payable in kind and added to principal every six-months and thereafter, the Company may continue to pay interest in kind by adding to principal every six-months or may elect to pay interest in cash. The Tranche I Notes may be prepaid by the Company after 30 months from the issuance date and initial interest payment; thereafter the Company has the option to prepay the Tranche I Notes every six months at the date of payment of the semi-annual coupon.

Terms of the Tranche II Notes

Each Tranche II Note would be due five years after the date of the issuance of the first Tranche II Note and would be subject to a conversion price equal to $2.87, which represents a trailing 60-day weighted-average closing price of the Common Stock on NASDAQ through August 7, 2013, subject to adjustment as described below.  Specifically, the Tranche II Notes would be convertible at the option of the holder (i) at any time 12 months after issuance, (ii) on a change of control of the Company, and (iii) upon the occurrence of an event of default.  Each Tranche II Note will accrue interest from the date of issuance until the earlier of the date that such Tranche II Note is converted into Common Stock or repaid in full. Interest will accrue at a rate per annum equal to 10.00%, compounded annually (with graduated interest rates of 13% applicable to the first 180 days and 16% applicable thereafter as the sole remedy should the Company fail to maintain NASDAQ listing status or at 12% for all other defaults).  Interest for the first 36 months shall be payable in kind and added to principal every year following the issue date and thereafter, the Company may continue to pay interest in kind by adding to principal on every year anniversary of the issue date or may elect to pay interest in cash.

Additional Terms of the Notes

In addition to the conversion price adjustments set forth above, the conversion price of the Notes is subject to further adjustment (i) according to proportional adjustments to outstanding Common Stock in case of certain dividends and distributions, (ii) according to anti-dilution provisions, and (iii) with respect to Notes held by any Purchaser other than Total, in the event that Total exchanges existing convertible notes for new securities of the Company in connection with future financing transactions in excess of its pro rata amount.  Notwithstanding the foregoing, holders of a majority of the principal amount of the Notes outstanding at the time of conversion may waive any anti-dilution adjustments to the conversion price.  The Purchasers have a right to require repayment of 101% of the principal amount of the Notes in the event of a change of control of the Company and the Notes provide for payment of unpaid interest on conversion following such a change of control if the Purchasers do not require such repayment.  The SPA and Notes include covenants regarding payment of interest, maintenance of the Company’s listing status, limitations on debt and on certain liens, maintenance of corporate existence, and filing of SEC reports.  The Notes include standard events of default resulting in acceleration of indebtedness, including failure to pay, bankruptcy and insolvency, cross-defaults, and breaches of the covenants in the SPA and Notes, with default interest rates and associated cure periods applicable to the covenant regarding SEC reporting.

Additional Agreements

The SPA also requires the Company to enter into an Amendment No. 4 to Amended and Restated Investors’ Rights Agreement (“Rights Agreement Amendment” and the underlying agreement, as amended, the “Rights Agreement”). Under the Rights Agreement, certain holders of the Company’s outstanding securities can request the filing of a registration statement under the Act, covering the shares of Common Stock held by (or issued upon conversion of other Company securities, including the Notes, held by) the requesting holders. Further, under the Rights Agreement, if the Company registers securities for public sale, the Company stockholders with registration rights under the Rights Agreement have the right to include their shares of Common Stock in the registration statement.  Additionally, holders of the Company’s outstanding securities with registration rights under the Rights Agreement can request that the Company register all or a portion of their Common Stock on Form S-3 if the Company is eligible to file a registration statement on Form S-3 and the aggregate price to the public of the shares offered is at least $2,000,000.  The Rights Agreement Amendment would extend such rights under the Rights Agreement to the Note Purchasers who were not already party to the Rights Agreement.

The Company also entered into a Voting Agreement dated August 8, 2013 with certain stockholders of the Company (Maxwell, Total, Naxyris S.A., TPG Biotechnology Partners II, L.P., KPCB Holdings, Inc., Sualk LTD, Biolding Investment SA and certain other stockholders), pursuant to which such stockholders agreed to vote their shares of Common Stock in favor of transactions contemplated by the SPA and against any proposal in opposition to transactions contemplated by the SPA.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference.

The proposed sale and issuance of the Notes as disclosed in Item 1.01 of this Current Report on Form 8-K is intended to be exempt from registration under the Act in reliance on Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amyris, Inc.

Date: August 8, 2013	By:	/s/ Steven R. Mills
Chief Financial Officer